UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On May 8, 2015, Solar Power, Inc. (the “Company”), SPI Energy Co., Ltd. (“SPI Energy”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, and SPI Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of SPI Energy, entered into a definitive agreement and plan of merger and reorganization (the “Merger Agreement”) related to a proposed merger transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into the Merger Sub, with the Merger Sub continuing as the surviving corporation as a wholly owned subsidiary of SPI Energy and subsequently changing its name to Solar Power, Inc. (the “Redomicile Merger”). Following the Redomicile Merger, SPI Energy, together with its subsidiaries, will own and continue to conduct the Company’s business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Redomicile Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Redomicile Merger (the “Effective Time”) will be converted into the right to receive one ordinary share of SPI Energy. In lieu of issuing SPI Energy ordinary shares, American depositary shares (the “ADSs”) will be issued with each one ADS representing four SPI Energy ordinary shares. No fractional of an ADS will be issued.

Immediately prior to the Effective Time, all existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by SPI Energy. Each outstanding option and other equity award issued under the equity compensation plans of the Company for the purchase or receipt of, or payment based on, each share of the Company’s common stock will represent the right to purchase or receive, or receive payment based on, one ordinary share in the capital of SPI Energy in the form of ADSs on substantially the same terms. In addition, as part of the Redomicile Merger, SPI Energy has agreed to assume all of the Company’s rights and obligations of any warrant, convertible debentures or other convertible securities that may convert in the Company’s common stock. All rights to purchase or receive, or receive payment based on, each share of the Company’s common stock arising under the Company’s warrants, convertible debentures or other convertible securities will entitle the holder thereof to purchase or receive, or receive payment based on, as applicable, one ordinary share of SPI Energy in the form of ADSs.

Additionally, at the Effective Time, SPI Energy will adopt and assume the obligations of the Company under or with respect to certain contracts or agreements as described in the Merger Agreement. The contracts and agreements will become the obligations of SPI Energy and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

The Merger Agreement contains customary closing conditions, including, among others, approval of the Redomicile Merger by the Company’s shareholders, the effectiveness of the registration statement on Form F-4 to be filed by SPI Energy related to the Redomicile Merger and receipt of required regulatory approvals.

The consent of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to approve and adopt the Merger Agreement. The Board of Directors of the Company believes that the Redomicile Merger, to be effected by the Merger Agreement, is advisable and in the best interests of the Company and its shareholders. The Company has agreed to recommend that its shareholders vote to approve the Redomicile Merger.

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate, including but not limited to because shareholders owning more than 1.0% of the outstanding shares exercise their dissenters’ right to the Merger Agreement, and therefore abandon the Redomicile Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s shareholders.

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors (including Amy Jing Liu, the Company’s chief financial officer) and officers of SPI Energy (to the extent the directors and officers of SPI Energy and the Company are not already identical), each such person to have the same office(s) with SPI Energy (and the committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the SPI Energy shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

The Merger Agreement has been approved by the Boards of Directors of each of the Company, SPI Energy and the Merger Sub. Subject to the required approval of the Company’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement on Form F-4 to be filed by SPI Energy related to the Redomicile Merger, and other customary closing conditions, the Redomicile Merger is expected to be completed during the third quarter of 2015.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Additional information about the Redomicile Merger and where to find it

In connection with the proposed Redomicile Merger, the Company will file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 to register the ordinary shares of SPI Energy to be issued to the shareholders of the Company. The registration statement will include a consent solicitation statement/prospectus of the Company which will be sent to the shareholders of the Company seeking their approval of the Redomicile Merger and related matters in addition to other matters. ADSs issuable upon deposit of the ordinary shares registered on the Form F-4 will be registered under a separate registration statement on Form F-6. In addition, the Company may file other relevant documents concerning the proposed Redomicile Merger with the SEC.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Shareholders of the Company are urged to read the registration statement on Form F-4 and the consent solicitation statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed Redomicile Merger because they will contain important information about the Company, SPI Energy, the Merger Sub and the proposed transaction.

Convertergy Share Purchase Agreement

On May 8, 2015, the Company entered into a share purchase agreement (the “Convertergy Share Purchase Agreement”) with, inter alia, Convertergy II Holdings Limited, a British Virgin Islands company (the “Seller”), for the acquisition of 100% of the equity interest in Convertergy I Holdings Limited (“Convertergy I Holdings”). Pursuant to the Convertergy Share Purchase Agreement, the Company agreed to purchase from the Seller 100% of the equity interest in Convertergy I Holdings for an aggregate consideration of approximately US$13.8 million (the “Share Transfer Price”). The Company also agreed to repay a shareholder loan of approximately US$1.5 million as well as accrued interest owed to the Seller by Convertergy Energy Technology Co., Ltd., a subsidiary of Convertergy I Holdings (the “Creditor’s Rights Transfer Price”). Both the Share Transfer Price and the Creditor’s Rights Transfer Price will be settled with the Company’s shares of common stock, calculated at the average closing price of the ten trading days immediately prior to the closing date or a date otherwise agreed by the parties (the “Shares”). The acquisition is subject to customary closing conditions and other terms and conditions set forth in the Convertergy Share Purchase Agreement.

The foregoing summary of the terms and conditions of the Convertergy Share Purchase Agreement does not purport to be complete and is qualified in its entirely by reference to the full text of the agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Shares pursuant to the terms and conditions of the Convertergy Share Purchase Agreement discussed in Item 1.01. The proposed issuance of the Shares as aforementioned is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, and amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization by and among Solar Power, Inc., SPI Energy Co., Ltd. and SPI Merger Sub, Inc. dated May 8, 2015

10.1	Translation of Share Purchase Agreement by and among Solar Power, Inc., Convertergy II Holdings Limited, Convertergy I Holdings Limited and Convertergy Energy Technology Co., Ltd. dated May 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

Dated: May 11, 2015	/s/ Amy Jing Liu
Name: Amy Jing Liu
Title: Chief Financial Officer

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